Exhibit 10.16

VMWARE, INC.
2007 EQUITY AND INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT
I.    NOTICE OF GRANT

Unless otherwise defined in this notice of grant (“Notice of Grant”) and Performance Stock Unit Agreement (“Agreement”), the capitalized terms used herein will have the meanings set forth in the VMware, Inc. 2007 Amended and Restated Equity and Incentive Plan (the “Plan”).

Name:    (“Participant”)

The Participant has been granted an award (the “Award”) of Performance Stock Units (the “PSUs”), subject to the terms and conditions of this Notice of Grant, the Plan and this Agreement. Except as set forth in Section 4 of the Agreement, the number of shares earned pursuant to the Award will equal the number of shares subject to the PSUs set forth below multiplied by the conversion ratio determined by the Administrator (the “Conversion Ratio”) at the end of the Performance Period in accordance with the schedule attached as Exhibit A to this Agreement (the “Performance Schedule”).

Date of Grant:

Number of PSUs:

Performance Period:

Vesting Schedule:

The Award will vest in full on ________ __, 20__ (the “Vesting Date”), subject to the Participant’s continuing employment with the Company or any Subsidiary through the Vesting Date in accordance with Section 2(a) of the Agreement.

II.    AGREEMENT
1.Grant of the PSUs. The Company has granted the Participant the number of PSUs set forth in the Notice of Grant. However, unless and until the PSUs will have vested, the Participant will have no right to the payment or receipt of any Stock subject thereto. Prior to actual payment or receipt of any Stock, the PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.	Vesting of PSUs.
(a)    Subject to Section 2(b) below, the Participant will vest in the PSUs in accordance with the vesting schedule set forth in the Notice of Grant; provided, that, in the event the Participant incurs a termination of employment for any reason other than due to Participant’s death or termination by the Company or Subsidiary due to “disability” (as defined under the applicable long-term disability plan of the Company or Subsidiary, or, if there is no such plan, as determined by the Board or the Committee (each, the “Administrator”)), such that the Participant is no longer employed by the Company or any Subsidiary, the Participant’s right to vest in the PSUs and to receive the Stock related thereto will terminate effective as of the date that Participant ceases to be so employed and thereafter, the Participant will have no further rights to such unvested PSUs or the related Stock. In such case, any unvested PSUs held by the Participant immediately following such termination of employment will be deemed forfeited. In the event that the Participant’s employment is terminated by reason of death or by the Company due to disability, then any unvested portion of the PSUs will automatically accelerate and the Participant will become fully vested in one share of Stock for each of the PSUs subject to this Agreement upon termination of employment by reason of death or by the Company due to disability, provided, however, that if termination due to death or by the Company due to disability occurs after a Change in Control, the Participant will vest in the number of shares of Stock determined per Sections 4(b) and 4(d) below. In all cases, the date of termination of employment for purposes of the PSUs will be determined in the sole discretion of the Administrator.
(b)    Solely for purposes of this Agreement, the Company, in its sole discretion, may consent to treating employment of the Participant by Dell Technologies Inc. (the “Parent”), or by an Affiliate in which the Company and Parent hold, directly or indirectly, an aggregate of at least 80% of the equity or voting interest, the same as if the Participant is employed by the Company in accordance with procedures approved by the Committee, provided, however, that if the Participant is an officer subject to Section 16 of the Exchange Act, such consent must be approved by the Committee.
3.    Issuance of Stock. No Stock will be issued to the Participant prior to the date on which the PSUs vest. After any PSUs vest and subject to the terms of this Agreement, including without limitation Section 7 hereof, the Company will cause to be issued (either in book-entry form or otherwise) to the Participant or the Participant’s beneficiaries, as the case may be, that number of shares of Stock corresponding to the number of such vested PSUs as soon as administratively practicable following vesting, but in no event will the issuance of such shares be made subsequent to March 15th of the year following the year in which the shares vested. No fracional shares of Stock will be issued under this Agreement. Notwithstanding any provision in the Plan to the contrary and subject only to changes in Stock, as set forth in Section 8 hereof, the PSUs will be settled only in shares of Stock.
4.    Change in Control.
(a)    Change in Control during Performance Period. In the event of a Change in Control during the Performance Period, the Performance Period will terminate immediately prior to consummation of the Change in Control. The Administrator will determine the Conversion Ratio prior to the consummation of the Change in Control pursuant to instructions set forth in the Performance Schedule. If the Performance Schedule does not set forth the means for calculating the Conversion Ratio in the event of a Change in Control, then the Conversion Ratio will equal one share per each vested PSU. “Change in Control” has the meaning set forth in Exhibit A to this Agreement.
(b)    Change in Control following Performance Period. In the event of a Change in Control following completion of the Performance Period, the Administrator will determine the Conversion Ratio prior to the consummation of the Change in Control based on actual performance pursuant to instructions set forth in the Performance Schedule.
(c)    Vesting. Following a Change in Control, this Award will continue to vest in accordance with the original vesting schedule set forth in Section I above, provided however, that if this Award is not assumed or replaced in accordance with the provisions of the Plan regarding the effect of mergers and consolidations on Awards, then immediately prior to the Change in Control, the Award will vest as to a number of shares equal to the total number of PSUs subject to this Award multiplied by the Conversion Ratio.
(d)    Conversion Ratio Upon Termination Due to Death or Disability Following Change in Control. If, following a Change in Control the Participant’s vesting in the PSUs is accelerated in accordance with Section 2(a) above due to termination of employment by reason of death or by the Company due to “disability” (as defined in Section 2(a) above), then the Participant will, upon the date of such termination, become fully vested in a number of Shares equal to the number of unvested PSUs multiplied by the Conversion Ratio.
5.    Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
6.    Leave of Absence; Reduction in Service Level. In accordance with the provisions of the Plan regarding the effect of a leave of absence or a reduction in service level on an outstanding Award, the Committee may determine, in its sole discretion (i) whether, and the extent to which, a leave of absence will cause a reduction or other change in this Award, (ii) whether, and the extent to which, a reduction in service level (for example, from full-time to part-time employment), will cause a reduction, or other change, in an Award, and (iii) whether a leave of absence or reduction in service level will be deemed a termination of employment for the purpose of this Award. Any changes to this Award pursuant to the Plan and this Section 6 of the Agreement will not result in an increase in the amount of the Award or otherwise accelerate its payment. The Committee will also determine all other matters relating to whether the employment or service of Participant is continuous for purposes of this Award.
7.    Taxes.
(a)    Generally. The Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any entity employing the Participant (the “Employer”) takes with respect to any tax withholding obligations that arise in connection with the PSUs. Neither the Company nor the Employer make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the PSUs or the subsequent sale of Stock issuable pursuant to the PSUs. The Company and the Employer do not commit and are under no obligation to structure the PSUs to reduce or eliminate the Participant’s tax liability.
(b)    Payment of Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no Stock will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of any taxes which the Company determines must be withheld with respect to the PSUs. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy such tax withholding obligations, in whole or in part, by withholding otherwise deliverable Stock having an aggregate Fair Market Value sufficient to satisfy (but, unless otherwise consented to by the Participant, not exceeding) the minimum amount required to be withheld or by the sale of shares of Stock to generate sufficient cash proceeds to satisfy any such tax withholding obligation; except that if Participant is an officer subject to Section 16 of the Exchange Act, only such minimum amount will be withheld and such amount will be satisfied by withholding otherwise-deliverable Stock, unless otherwise approved by the Committee. Upon any such withholding, any and all rights of Participant to such withheld Stock is deemed to be forfeited to the Company. The Participant hereby authorizes the Administrator to take any steps as may be necessary to effect any such sale and agrees to pay any costs associated therewith, including without limitation any applicable broker’s fees. In addition, and to the maximum extent permitted by law, the Company may exercise the right to retain, without notice, from salary or other amounts payable to the Participant, cash having a value sufficient to satisfy any tax withholding obligations that cannot be satisfied by the withholding or sale of otherwise deliverable shares of Stock.
8.    Changes in Stock. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, or other similar corporate transaction or event affecting the Stock occurs such that an adjustment or change is determined by the Administrator (in its sole discretion) to be necessary or appropriate, the Administrator will proportionately adjust this Award in accordance with the terms of the Plan, including adjustments in the number and kind of shares of Stock or other property the Participant would have received upon vesting of the PSUs; provided, however, that the number of shares of Stock into which the PSUs may be converted will always be a whole number.
9.    Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Stock deliverable hereunder unless and until certificates representing such Stock (which may be in book-entry form) will have been issued and recorded in the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Stock and receipt of dividends and distributions on such Stock.
10.    No Effect on Employment. The transactions contemplated hereunder and the vesting schedule set forth in the Notice of Grant do not: (i) constitute an express or implied promise of continued employment for any period of time, (ii) interfere with right of the Company, the Parent or any Subsidiary or Affiliate to terminate the Participant’s employment at any time in accordance with applicable law, or (iii) entitle the Participant to any additional rights under the Plan or under any other welfare or benefit plan of the Company, the Parent or any Subsidiary or Affiliate.
11.    Nature of Grant. In accepting the PSUs, the Participant acknowledges that: (a) the grant of the PSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs even if PSUs have been granted repeatedly in the past; (b) all decisions with respect to future Awards of PSUs, if any, will be at the sole discretion of the Company; (c) the future value of the underlying Stock is unknown and cannot be predicted with certainty; (d) in consideration of the Award of PSUs, no claim or entitlement to compensation or damages will arise from termination of the PSUs or any diminution in value of the PSUs or Stock received when the PSUs vest resulting from the Participant’s termination of employment by the Employer (for any reason whatsoever and whether or not in breach of local employment laws), and the Participant irrevocably releases the Company, the Parent, the Subsidiary and Affiliate from any such claim that may arise; (e) in the event of involuntary termination of the Participant’s employment (whether or not in breach of local employment laws), the Participant’s right to receive PSUs and vest under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law or contract, and the Company will have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the PSUs; (f) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Stock; and (g) the Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
12.    Blackout Periods. The Participant acknowledges that, to the extent the vesting of any PSUs occurs during a “blackout” period wherein certain employees, including the Participant, are precluded from selling Stock, the Administrator retains the right, in its sole discretion, to defer the delivery of the Stock pursuant to the PSUs; provided, however, that the Administrator will not exercise its right to defer the Participant’s receipt of such Stock if such shares of Stock are specifically covered by a trading plan of the Participant that conforms to the requirements of Rule 10b5-1 of the Exchange Act and the Company’s policies and procedures with respect to Rule 10b5-1 trading plans and such trading plan causes such shares to be exempt from any applicable blackout period then in effect. In the event the receipt of any shares of Stock is deferred hereunder due to the existence of a regularly scheduled blackout period, such shares will be issued to the Participant on the first business day following the termination of such regularly scheduled blackout period; provided, however, that in no event will the issuance of such shares be deferred subsequent to March 15th of the year following the year in which such shares vest. In the event the receipt of any shares of Stock is deferred hereunder due to the existence of a special blackout period, such shares will be issued to the Participant on the first business day following the termination of such special blackout period as determined by the Company’s General Counsel or his or her delegatee; provided, however, that in no event will the issuance of such shares be deferred subsequent to March 15th of the year following the year in which such shares vest. Notwithstanding the foregoing, any deferred shares of Stock will be issued promptly to the Participant prior to the termination of the blackout period in the event the Participant ceases to be subject to the blackout period. The Participant hereby represents that he or she accepts the effect of any such deferral under relevant federal, state and local tax laws or otherwise.
13.    Award is Not Transferable. Except to the limited extent provided in Section 5 above, this Award of PSUs and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way by the Participant (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Participant has been issued the Stock. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void. The terms of this Agreement will be binding upon the Participant’s executors, administrators, heirs, successors and any permitted transferees.
14.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other PSU grant materials (“Data”) by and among, as applicable, the Employer, the Company, the Parent and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all PSUs or any entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a third party. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant the Participant PSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan.
15.    Entire Agreement. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the PSUs.
16.    Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
17.    Additional Conditions to Issuance of Certificates for Stock. The Company will not be required to issue any certificate or certificates for Stock hereunder prior to fulfillment of all the following conditions: (a) the admission of such Stock to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Stock under any state, federal or foreign law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency, which the Administrator, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the PSUs as the Administrator may establish from time to time for reasons of administrative convenience.

18.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
19.    Administrator Authority. Participant acknowledges that determination of the number of shares of Stock earned under this Award is subject to determination by the Administrator of achievement of the performance targets set forth on the Performance Schedule. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company, the Employer and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
20.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
21.    Cancellation, Recission and Recoupment of Award. Participant hereby acknowledges that this Award and any shares of Stock issued pursuant to this Award are subject to cancellation, recission, clawback, repayment or other action at the discretion of the Board or the Committee as set forth in the provisions of the Plan regarding the clawback or recoupment of Awards in accordance with any clawback policy adopted by the Company pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, in the event of a restatement of incorrect financial results or if Participant is terminated for Cause. In addition, the Administrator has the discretion to require Participant to reimburse the Company for all or any portion of the Stock issued pursuant to this Award, or the value thereof, if:
(a)    the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;
(b)    in the view of the Board or the Committee, the Participant engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any substantial affiliate; and
(c)    a lower vesting would have occurred based upon the restated financial results.
In each such instance, upon the determination of the Committee to require recoupment of a previously issued number of shares of Stock under this Agreement, the Company will, to the extent practicable and allowable under applicable laws, require reimbursement of any number of shares of Stock, or the value thereof, issued for the relevant period that exceeded the lower number of shares of Stock that would have been issued based on the restated financial results, provided that the Company will not seek to recover shares of Stock issued more than three years prior to the date the applicable restatement is disclosed.

22.    Section 409A Exemption. It is intended that the Award satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code provided under Treasury Regulation Section 1.409A-1(b)(4) or to comply with Code Section 409A, and the Award will be so interpreted and administered. Notwithstanding the foregoing, if the Company determines that the Award may not either be exempt from or compliant with Code Section 409A, the Company may, with the Participant’s prior written consent, adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the Award from Code Section 409A and preserve the intended tax treatment of the Award, or (ii) comply with the requirements of Code Section 409A; provided, however, that there is no obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, and in any event, no such action will reduce the amount of compensation that is owed to the Participant under this Award without the Participant’s prior written consent.
23.    Agreement Severable. If any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
24.    Notice of Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules of the State of Delaware.
25.    Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.
26.    Notices. Any notice which either party hereto may be required or permitted to give the other must be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company, at the address provided below, and the Participant at his or her address as shown on the Company’s or the Employer’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

To the Company:	VMware, Inc.
3401 Hillview Avenue
Palo Alto, CA 94304
Attention: Legal Department

Participant’s signature below indicates Participant’s agreement and understanding that this Award is subject to and governed by the terms and conditions of the Plan and this Agreement including, without limitation, Section 21 above. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, which are incorporated herein by reference. Participant herby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.

PARTICIPANT

Signature

Print Name

Date:

Exhibit A
Performance Schedule